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                                                             Exhibit 99.23(d)(8)

                                    AMENDMENT
                          (effective November 1, 1994)
                                     to the
                             SUB-ADVISORY AGREEMENT
                          (effective December 20, 1993)
                                     between
               LINCOLN NATIONAL INVESTMENT MANAGEMENT COMPANY and
                        FIDELITY MANAGEMENT TRUST COMPANY

Paragraph 11 of the Agreement relating to investment management for Lincoln National Equity - Income Fund, Inc. is hereby amended to insert the following sentence at the beginning of the paragraph:

     "The Fund shall own and control all the pertinent records pertaining to transactions under this Agreement."

                          THE LINCOLN NATIONAL INVESTMENT MANAGEMENT COMPANY

                          By:      /s/ H. Thomas McMeekin
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                          FIDELITY MANAGEMENT TRUST COMPANY

                          By:      /s/ John P. O'Reilly, Jr.
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